Exhibit 99.1

Coffee Holding Company Reports Third Quarter Results.

STATEN ISLAND, New York – September 11, 2026. Coffee Holding Co., Inc. (Nasdaq: JVA) (the “Company,” “our” or “we”) announced its operating results for the fiscal quarter ended July 31, 2026.

Net Sales. Net sales totaled $21,686,262 for the three months ended July 31, 2026, a decrease of $2,224,252, or 9.3% , from $23,910,514 for the three months ended July 31, 2025. The decrease in net sales was primarily attributable to the sustained decline in green coffee prices that began in late January and continued throughout most of the quarter. In response to these market conditions, the Company reduced prices and initiated promotional activity for its wholesale roasted coffee customers. In addition, the Company charged lower prices to its wholesale green coffee customers due to the decline in prevailing coffee market prices during the quarter.

Cost of Sales. Cost of sales for the three months ended July 31, 2026, was $16,262,131, or 75.0% of net sales, as compared to $21,655,486, or 90.6% of net sales, for the three ended July 31, 2025. Cost of sales consists primarily of the cost of green coffee and packaging materials and realized and unrealized gains or losses on hedging activity. While cost of sales decreased due to lower sales volume, cost of sales as a percentage of net sales also decreased, primarily due to a favorable inventory position acquired during the first half of the fiscal year when coffee prices declined significantly, tariff refunds recognized during the current period, and a net gain on trading activity during the current period compared to a net loss on trading activity in the comparative period.

Gross Profit. Gross profit for the three months ended July 31, 2026, was $5,424,131, an increase of $3,169,103 from $2,255,028 for the three months ended July 31, 2025. Gross profit as a percentage of net sales was 25.0% for the three months ended July 31, 2026, compared to 9.4% for the three months ended July 31, 2025. The increase in gross profit was primarily attributable to a favorable inventory position, tariff refunds, and a net gain on trading activity during the current period, as discussed above.

Operating Expenses. Total operating expenses decreased by $250,378 to $3,099,801 for the three months ended July 31, 2026, from $3,350,179 for the three months ended July 31, 2025. Selling and administrative expenses decreased from $3,166,764 for the three months ended July 31, 2025, to $2,899,193 for the three months ended July 31, 2026. Operating expenses decreased slightly compared to the prior-year period but remained generally consistent with historical levels.

Net Income (Loss). We had net income of $1,993,438 or $0.35 per share basic and diluted, for the three months ended July 31, 2026, compared to net loss of $1,205,413, or $0.21 per share basic and diluted, for the three months ended July 31, 2025. The change in net income was due to our results of operations as described above.

“In what can only be described as the most volatile three months in the history of the coffee market, with the price of green coffee trading in a $1.00/per lb. trading range with daily price fluctuations reaching an unprecedented $.50/lb., we are pleased to report our shareholders that we had net sales of approximately $21.7 million and earnings of $0.35 a share. Although revenues were comparable to those achieved in fiscal 2025, our profitability was greatly improved as a result of a combination of supporting fundamentals provided a strong tailwind during the reporting period. We were fortunate to have capitalized on the lower green physical coffee market during the first half of calendar 2026 which allowed for the record gross margins we achieved during fiscal Q3 2026.

The decision not to charge most wholesale roasted customers tariffs during 2025 proved to be the correct one as we retained 100% of our roasted customer base and maintained our historical profit margins throughout the last several quarters. Now, with tariffs being slowly refunded, we are reaping the rewards for our earlier decisions as the tariff refunds received during the quarter contributed approximately $.06 a share to our earnings and we expect additional refunds to enhance earnings over the next two quarters. Overall, with the continued volatility in the green coffee market showing no clear signs of abating, and the major leading national brands showing no indication of price decreases, as well as significant new business that we have recently secured, we believe we are well positioned moving through the end of calendar 2026 into calendar 2027 to grow our revenue levels, gross margins and our profitability,” concluded Mr. Andrew Gordon, Chief Executive Officer of the Company.

About Coffee Holding

Founded in 1971, Coffee Holding Co., Inc. (NASDAQ: JVA) is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding’s product offerings consist of eight proprietary brands, each targeting a different segment of the consumer coffee market as well as roasting and blending coffees for major wholesalers and retailers throughout the United States who want to have products under their own names to compete with national brands. In addition to selling roasted coffee, Coffee Holding also imports green coffee beans from around the world, which it resells to smaller regional roasters and coffee shops around the United States and Canada.

Forward looking statements

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s outlook on revenue and profitability growth. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, hedging activities, the effect of economic conditions (including tariffs), intellectual property rights, the outcome of competitive products, the results of financing efforts, the ability to complete transactions and other risks and uncertainties described in the “Risk Factors” section of documents filed by the Company from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

Company Contact

Coffee Holding Co., Inc.

Andrew Gordon

President & CEO

(718) 832-0800

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31, 2026	October 31, 2025
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,915,888	$701,872
Accounts receivable, net of allowances of $313,000 for July 31, 2026 and October 31, 2025.	8,985,454	12,093,251
Inventories	19,480,689	20,446,481
Due from broker	1,556,868	1,424,036
Prepaid expenses and other current assets	722,376	594,360
Prepaid and refundable income taxes	—	180,916
TOTAL CURRENT ASSETS	33,661,275	35,440,916

Building, machinery, and equipment, net	3,187,735	3,463,072
Customer list and relationships, net of accumulated amortization of $330,625 and $316,250 for July 31, 2026 and October 31, 2025, respectively	109,375	123,750
Trademarks and tradenames	327,000	327,000
Equity investments	889,651	39,651
Right of use assets	1,694,679	2,084,175
Deferred income tax assets - net	180,282	229,899
Deposits and other assets	134,642	339,909
TOTAL ASSETS	40,184,639	42,048,372

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	4,881,856	5,641,836
Line of credit	2,150,000	6,050,000
Due to broker	179,915	303,813
Lease liabilities - current portion	912,755	811,975
TOTAL CURRENT LIABILITIES	8,124,526	12,807,624

Lease liabilities - long term	1,042,673	1,530,096
Deferred compensation payable	-	129,646
TOTAL LIABILITIES	9,167,199	14,467,366

Commitments and Contingencies (Note 10)

STOCKHOLDERS’ EQUITY:
Common stock, par value $.001 per share; 30,000,000 shares authorized, 6,633,930 shares issued for July 31, 2026 and October 31, 2025; 5,708,599 shares outstanding for July 31, 2026 and October 31, 2025	6,634	6,634
Additional paid-in capital	19,094,618	19,094,618
Retained earnings	16,549,748	13,113,314
Less: common stock held in treasury, at cost; 925,331 shares at July 31, 2026 and October 31, 2025	(4,633,560)	(4,633,560)
TOTAL STOCKHOLDERS’ EQUITY	31,017,440	27,581,006
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$40,184,639	$42,048,372

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Nine months ended July 31,		Three months ended July 31,
	2026	2025 (revised)	2026	2025 (revised)
NET SALES	$69,378,258	$68,535,860	$21,686,262	$23,910,514
COST OF SALES	54,342,122	57,446,245	16,262,131	21,655,486
GROSS PROFIT	15,036,136	11,089,615	5,424,131	2,255,028

OPERATING EXPENSES:
Selling and administrative	9,382,355	9,067,134	2,899,193	3,166,764
Officers’ salaries	610,214	637,986	200,608	183,415
TOTAL	9,992,569	9,705,120	3,099,801	3,350,179

INCOME (LOSS) FROM OPERATIONS	5,043,567	1,384,495	2,324,330	(1,095,151)

OTHER INCOME (EXPENSE):
Interest income	21	28	7	5
Interest expense	(143,180)	(141,905)	(37,816)	(92,683)
Other income	-	29	-	-
TOTAL	(143,159)	(141,848)	(37,809)	(92,678)

INCOME BEFORE INCOME TAX	4,900,408	1,242,647	2,286,521	(1,187,829)
Income Tax Provision	996,161	650,749	293,083	17,584
NET INCOME (LOSS)	$3,904,247	$591,898	$1,993,438	$(1,205,413)

Basic and diluted income (loss) per share	$0.68	$0.10	$0.35	$(0.21)
Weighted average common shares outstanding:
Basic and diluted	5,708,599	5,708,599	5,708,599	5,708,599

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

THREE AND NINE MONTHS ENDED JULY 31, 2026 AND 2025

(UNAUDITED)

	Common Stock		Treasury Stock		Additional Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance, October 31, 2024	$5,708,599	$6,634	$925,331	$(4,633,560)	$19,094,618	$11,709,875	$26,177,567
Net income	-	-	-	-	-	1,153,256	1,153,256
Balance, January 31, 2025	5,708,599	6,634	925,331	(4,633,560)	19,094,618	12,863,131	27,330,823
Net income	-	-	-	-	-	644,055	644,055
Balance, April 30, 2025	5,708,599	6,634	925,331	(4,633,560)	19,094,618	13,507,186	27,974,878
Net loss	-	-	-	-	-	(1,205,413)	(1,205,413)
Balance, July 31, 2025	5,708,599	6,634	925,331	(4,633,560)	19,094,618	12,301,773	26,769,465

Balance, October 31, 2025	5,708,599	6,634	925,331	(4,633,560)	19,094,618	13,113,314	27,581,006
Dividend declared at $0.08 per common share outstanding	-	-	-	-	-	(467,813)	(467,813)
Net income	-	-	-	-	-	1,648,320	1,648,320
Balance, January 31, 2026	5,708,599	6,634	925,331	(4,633,560)	19,094,618	14,293,821	28,761,513
Net income	-	-	-	-	-	262,489	262,489
Balance, April 30, 2026	5,708,599	6,634	925,331	(4,633,560)	19,094,618	14,556,310	29,024,002
Net income	-	-	-	-	-	1,993,438	1,993,438
Balance, July 31, 2026	$5,708,599	$6,634	$925,331	$(4,633,560)	$19,094,618	$16,549,748	$31,017,440

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended July 31,
	2026	2025
OPERATING ACTIVITIES:
Net income	$3,904,247	$591,898
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	653,250	492,379
Realized and unrealized gains, net	(781,730)	(1,862,877)
Amortization of right-of-use asset	508,854	583,643
Bad debt expense	50,000	-
Deferred income taxes (benefit)	49,617	(315,709)
Changes in operating assets and liabilities:
Accounts receivable	3,057,797	(185,622)
Inventories	965,792	(5,711,012)
Prepaid expenses and other current assets	(128,016)	(664,433)
Prepaid and refundable income taxes	180,916	285,439
Deposits and other assets	205,267	(408,978)
Accounts payable and accrued expense	(759,980)	2,339,316
Change in lease liabilities	(506,001)	(549,346)
Change in due/from broker	525,000	-
Deferred compensation payable	(129,646)	8,586
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	7,795,367	(5,396,716)

INVESTING ACTIVITIES:
Acquisition of Second Empire	-	(800,000)
Purchase of investment	(850,000)	-
Cash paid for leasehold improvements	(280,834)	(375,286)
Purchases of building, machinery and equipment	(82,704)	(79,249)
NET CASH USED IN INVESTING ACTIVITIES	(1,213,538)	(1,254,535)

FINANCING ACTIVITIES:
Payment of dividends	(467,813)	-
Proceeds from bank line of credit	-	7,750,000
Principal payments under bank line of credit	(3,900,000)	(1,500,000)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(4,367,813)	6,250,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	2,214,016	(401,251)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	701,872	1,381,023
CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,915,888	$979,772

SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Cash paid for income taxes	$-	$-
Interest paid	$171,345	$96,761

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Initial recognition of lease right-of-use asset	$119,358	$2,113,581
Initial recognition of lease liabilities	$119,358	$2,113,581